Exhibit 10.24

ADDENDUM "A"
SUGE COMPONENTS

As per the provisions of the Distributor Agreement between SURGE COMPONENTS INC., and FUTURE ELECTRONICS, dated March 18, 1999 the Authorized Distributor Agreement between the above captioned parties is hereby amended as follows:

This addendum authorizes all FUTURE ELECTRONICS branches Worldwide to sell products manufactured by CHALLENGE ELECTRONCIS under the same terms and conditions of the Surge Components Agreement.

All other terms and conditions to the Distributor Agreement dated March 18, 1999, . between Surge Components Inc. and Future Electronics shall remain unchanged.

FUTURE ELECTRONICS	SURGE COMPONENTS INC.

By: /s/ Sam Abrams	/s/ Ira Levi
Sam Abrams	Ira Levi
Printed Name	Printed Name
TITLE: Executive Vice President	Title : President
DATE:February 27, 2003	Date: March 12, 2003